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                                                                      EXHIBIT 21


              SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION



                                                                                        STATE OF
NAME OF CORPORATION                                                                     INCORPORATION
-------------------                                                                     -------------

Overnite Transportation Company.....................................................    Virginia
Southern Pacific Rail Corporation...................................................    Utah
Union Pacific Railroad Company......................................................    Delaware